EXHIBIT 7
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the stock of Trinity Place Holdings Inc., and that this Joint Filing Agreement may be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date set forth below.
Dated:   May 16, 2022

MFP Partners, L.P.,
by its General Partner,
MFP Investors LLC

/s/ Timothy E. Ladin
Signature
Name:	Timothy E. Ladin
Title:	General Counsel, Vice President

MFP Investors LLC

/s/ Timothy E. Ladin
Signature

Name:	Timothy E. Ladin
Title:	General Counsel, Vice President

Jennifer Cook Price
/s/ Jennifer Cook Price
Signature

Name:	Jennifer Cook Price